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                                                                    EXHIBIT 23.3

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-116060) and related Prospectus of Covad Communications Group, Inc. for the registration of $125,000,000 of 3% Convertible Senior Debentures due 2024 (and the shares of common stock issuable upon conversion of such debentures) and to the incorporation by reference therein of our report dated February 12, 2004 (except for Notes 15 and 14, as to which the dates are May 11, 2004 and May 27, 2004, respectively), with respect to the consolidated financial statements of Covad Communications Group, Inc. included in its Current Report (Form 8-K) dated June 1, 2004, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Walnut Creek, California
November 18, 2004